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                                  EXHIBIT 23.1
                    CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-73026) of Genesee & Wyoming Inc., of our report dated January 24, 2002, with respect to the consolidated financial statements of Utah Railway Company, included in the current report on Form 8-K/A dated August 30, 2002, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


Salt Lake City, Utah
October 25, 2002